Exhibit 99.1

NEWS RELEASE

For Immediate Release
January 26, 2015

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Annual and Quarterly Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $3.5 billion bank holding company headquartered in Charleston, today announced record net income of $53.0 million, or $3.38 per diluted share, for the year ended December 31, 2014.  City’s net income increased $4.8 million from 2013 due primarily to decreases in the provision for loan losses, other expenses, and income tax expense.  For 2014, the Company achieved a return on assets of 1.56%, a return on tangible equity of 16.5%, a net interest margin of 3.98%, and an efficiency ratio of 53.7%.

For the fourth quarter of 2014 the Company reported net income of $14.5 million, or $0.95 per diluted share.  The Company achieved a return on assets of 1.69%, a return on tangible equity of 18.3%, a net interest margin of 3.89%, and an efficiency ratio of 52.1% in the fourth quarter of 2014.

City’s CEO Charles Hageboeck stated, “I am pleased to report that 2014 was a record year for City with reported earnings of $3.38 per diluted share.  Despite lower accretion income from two previous acquisitions in Virginia, City was again able to produce impressive financial results in 2014.  Leading the way to our record earnings in 2014 was a decrease in our provision for loan losses.  During 2014, our credit and lending teams continued their progress in resolving nonperforming loans, which declined $7.1 million, or 31%, from $22.8 million at December 31, 2013 to $15.7 million at December 31, 2014.  In addition, our past due loans declined 45% to 0.40% of loans outstanding at December 31, 2014.  This improvement in asset quality was consistent with recent trends, which reduced the required allowance for loan losses and enabled our provision in 2014 to decline $2.8 million from 2013.”

“Our net interest income declined $7.6 million from 2013 due to lower accretion income ($7.8 million) related to our acquisitions of Virginia Savings Bank and Community Financial Corporation (“Community Bank”).  This decline was anticipated given our success in working out a significant number of larger problem loans during 2013.  Excluding the impact of accretion income, our net interest margin decreased from 3.83% for the year ended December 31, 2013 to 3.75% for the year ended December 31, 2014.  The compression in our net interest margin is due to the prolonged historically low interest rate environment the banking industry has experienced since 2008.  While the interest rate environment remains a headwind for City, we are excited to report residential real estate loan growth of $90 million (7.5%) in 2014 and are encouraged to see our outstanding commercial loan balances rebound upward in the second half of 2014.”

“Our noninterest income grew modestly in 2014 on the strength of increased bankcard revenues and trust and investment management fee income.  Noninterest expenses, excluding merger related charges in 2013, decreased $2.3 million from 2013 due largely to lower non-income based taxes.  This decline, along with a decrease in the Company’s effective income tax rate, was caused by the recognition of a previously unrecognized tax position resulting from the expiration of the statute of limitations for previous years.  The combined favorable impact of these discrete items for 2014 was $0.18 per diluted share (net of taxes).”

“During 2014 we increased our quarterly dividend by 8% to 40 cents per share and we repurchased 651,000 common shares.  Our tangible capital of 9.4% at December 31, 2014 allows City to be poised for opportunities that may occur in the future.”

“Finally, we announced on January 12, 2015, that we sold our insurance operations, CityInsurance, to The Hilb Group effective January 1, 2015.  While City has enjoyed significant success from CityInsurance in recent years, we made a strategic decision to focus on our core business of banking and to exit the rapidly consolidating insurance industry.  We would like to thank the employees and leadership of CityInsurance for their service and contributions to City and wish them continued success operating as part of The Hilb Group.  As a result of this sale, City will recognize a one-time after tax gain of $5.8 million from this transaction in the first quarter of 2015”, Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income decreased $7.7 million, or 6.1%, from $125.9 million in 2013 to $118.2 million in 2014. This decrease is due primarily to expected decrease in accretion from the fair value adjustments related to the acquisitions of Virginia Savings Bank and Community Bank ($6.8 million for the year ended December 31, 2014 and $14.6 million for the year ended December 31, 2013).  The Company’s reported net interest margin decreased from 4.33% for the year ended December 31, 2013 to 3.98% for the year ended December 31, 2014.  Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.75% for the year ended December 31, 2014 and 3.83% for the year ended December 31, 2013.  The decrease was primarily caused by loan yields compressing from 4.48% for the year ended December 31, 2013 to 4.27% for the year ended December 31, 2014.

During the fourth quarter of 2014, the Company’s tax equivalent net interest income decreased $0.2 million, or 0.7%, from $29.6 million during the third quarter of 2014 to $29.4 million.  The Company’s reported net interest margin decreased from 3.95% for the third quarter of 2014 to 3.89% for the fourth quarter of 2014.  Excluding the favorable impact of the accretion from the fair value adjustments ($1.3 million for the quarter ended December 31, 2014 and $1.8 million for the quarter ended September 30, 2014), the net interest margin would have been 3.71% for both the quarter ended December 31, 2014 and the quarter ended September 30, 2014.

2

Credit Quality- Asset Quality Improves in 2014

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 1.20% at December 31, 2013 to 0.90% at December 31, 2014.  Excluded from this ratio are purchased credit-impaired loans which continue to perform in accordance with the estimated expectations.  Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations.  Total past due loans decreased from $19.5 million, or 0.75% of total loans outstanding, at December 31, 2013 to $10.7 million, or 0.40% of total loans outstanding, at December 31, 2014.  Acquired past due loans represent approximately 32% of total past due loans and have declined $13.0 million, or 79%, since March 31, 2013.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $0.4 million in the fourth quarter of 2014 and $4.1 million for the year ended December 31, 2014 compared to $1.9 million and $6.8 million of the comparable periods in 2013. During the fourth quarter of 2014 the Company re-estimated the expected cash flows from its purchased credit impaired loans, which resulted in a $0.2 million addition to the ALLL.  The provision for loan losses recorded in 2014 reflects the modest growth in the loan portfolio, changes in the quality of the portfolio and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits.  Additionally, the improvement in nonperforming assets also contributed to a lower provision for loan losses during 2014. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio.

Non-interest Income

During 2014, the Company realized investment gains of $1.2 million from the sale of certain equity positions related to community banks and bank holding companies.  Exclusive of net investment securities gains, non-interest income increased $0.4 million to $57.6 million for the year ended December 31, 2014 as compared to $57.2 million for the year ended December 31, 2013.  Bankcard revenues increased $1.5 million, or 11.4%, to $15.1 million and trust and investment management fee income increased $0.6 million, or 15.8%, to $4.6 million.  These increases were partially offset by lower service charges on deposit accounts ($1.0 million or 3.7%) and other income ($0.7 million primarily due to lower demand for fixed rate mortgage products).

3

Exclusive of net investment securities gains, total non-interest income increased $0.2 million from $14.3 million for the fourth quarter of 2014 as compared to the fourth quarter of 2013.  Increases in bankcard revenues ($0.3 million) and trust and investment management fee income ($0.2 million) were partially offset by decreases in service charges ($0.2 million) and bank owned life insurance revenues ($0.2 million).

Non-interest Expenses

During 2013, the Company recognized $5.5 million of acquisition and integration expenses associated with the completed acquisition of Community Bank.  Excluding these expenses, noninterest expenses decreased $2.4 million from $97.4 million for the year ended December 31, 2013 to $95.0 million for the year ended December 31, 2014.  This decrease was largely attributable to a decline in other expense of $2.4 million due to a decrease in non-income based taxes as a result of the recognition of previously unrecognized tax position resulting from the close of the statute of limitations for previous tax years that was discrete to 2014.  In addition, legal and professional fees also decreased $1.0 million from 2013 primarily due to lower legal settlements.  Partially offsetting these decreases were increases in advertising expense ($0.6 million) and bankcard expense ($0.5 million).

For the fourth quarter of 2014, total non-interest expenses decreased $1.9 million, from $24.9 million for the fourth quarter of 2013 to $23.0 million.  This decrease was attributable to a decline in other expense ($0.9 million), legal and professional fees ($0.9 million), and salaries and employee benefits ($0.4 million).  Other expenses decreased due to a decrease in non-income based taxes as a result of the recognition of previously unrecognized tax position resulting from the close of the statute of limitations for a previous tax year.  As noted previously, this favorable difference was discrete to the fourth quarter of 2014.  The decline in legal and professional fees from 2013 was primarily due to lower legal settlements.  These decreases were partially offset by increased advertising expense of $0.3 million.

Balance Sheet Trends

Loans increased $45.9 million (1.8%) from December 31, 2013 to $2.65 billion at December 31, 2014 due to an increase in residential real estate loans of $90.1 million (7.5%) that  were partially offset by decreases in commercial real estate loans($20.3 million), commercial and industrial (“C&I”) loans ($15.7 million), and consumer loans of ($6.7 million).  During the first half of 2014, a variety of factors led to the decline in commercial real estate and C&I loans – a $14 million participation loan was repurchased by the lead bank (a large community bank); a $9 million loan from an acquisition that was classified as substandard was repaid in full; and a financially weak $9 million loan was refinanced by a smaller competitor that provided the borrower a cash out option.  During the second half of 2014, the Company did experience an increase in commercial loan balances, particularly commercial real estate loans which increased $25.4 million from June 30, 2014 to December 31, 2014.  In regards to consumer loans, the Company strategically decided to reduce the balances of an indirect portfolio of auto loans acquired with the Community Bank acquisition.  These loans have higher loss percentages compared to the Company’s historical consumer portfolio and accounted for approximately $5.8 million of the decrease in 2014.

4

Total average depository balances increased $40.8 million, or 1.5%, from the quarter ended December 31, 2013 to the quarter ended December 31, 2014.  Increases in noninterest-bearing demand deposits ($39.1 million), savings deposits ($35.4 million), and interest-bearing demand deposits ($22.5 million) were partially offset by a decrease in time deposits ($56.3 million).

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2014 was 29.1% and 31.4%, respectively, compared to 34.2% and 34.4% for the quarter and year ended December 31, 2013, respectively.  During the quarter and the year ended December 31, 2014, the Company reduced income tax expense by $1.0 million and $1.8 million, respectively, due to the recognition of previously unrecognized tax position resulting from the close of the statute of limitations for previous tax years.  Exclusive of this discrete item recognized in the quarter and year ended December 31, 2014, the Company’s tax rate from operations was 33.8% for both periods.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 92.3% and the loan to asset ratio was 76.6% at December 31, 2014.  The Company maintained investment securities totaling 10.3% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 53.4% of assets at December 31, 2014.  Time deposits fund 29.7% of assets at December 31, 2014, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio was 9.4% at December 31, 2014 compared to 9.5% at December 31, 2013.  The Company was able to maintain approximately the same tangible capital from December 31, 2013 despite the repurchase of approximately 651,000 shares of its common stock and increasing the quarterly cash dividend by over 8%.  At December 31, 2014, City National Bank’s Leverage Ratio is 8.82%, its Tier I Capital ratio is 11.93%, and its Total Risk-Based Capital ratio is 12.75%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory capital designation.

On December 17, 2014, the Board approved a quarterly cash dividend of $0.40 cents per share payable January 30, 2015, to shareholders of record as of January 15, 2015.  During the year ended December 31, 2014, the Company repurchased 651,000 common shares at a weighted average price of $42.96.  On September 24, 2014, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common shares (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders.  No time limit was placed on the duration of the share repurchase program.  As part of this authorization, the Company rescinded repurchases of additional shares under a repurchase program plan approved in July 2011.  The Company had repurchased 980,076 shares under the July 2011 Stock Repurchase Plan.  At December 31, 2014, the Company could repurchase approximately 784,000 shares under the current plan.

5

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 82 branches across West Virginia, Virginia, Kentucky, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2014 Form 10-K.  The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2014 results and will adjust the amounts if necessary.

6

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Percent
	2014	2013	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$29,405	$32,159	(8.56)%
Net Income available to common shareholders	14,530	13,246	9.69%
Earnings per Basic Share	0.95	0.84	13.42%
Earnings per Diluted Share	0.95	0.83	13.95%

Key Ratios (percent):
Return on Average Assets	1.69%	1.56%	8.18%
Return on Average Tangible Equity	18.26%	17.14%	6.52%
Net Interest Margin	3.89%	4.33%	(10.30)%
Efficiency Ratio	52.14%	53.20%	(2.00)%
Average Shareholders' Equity to Average Assets	11.40%	11.35%	0.43%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.38%	13.00%	2.92%
Total	14.21%	13.84%	2.67%

Tangible Equity to Tangible Assets	9.37%	9.49%	(1.16)%

Common Stock Data:
Cash Dividends Declared per Share	$0.40	$0.37	8.11%
Book Value per Share	25.85	24.61	5.04%
Tangible Book Value per Share	20.95	19.84	5.61%
Market Value per Share:
High	46.95	49.21	(4.59)%
Low	41.88	41.87	0.02%
End of Period	46.53	46.33	0.43%

Price/Earnings Ratio (b)	12.22	13.80	(11.45)%

	Twelve Months Ended December 31,		Percent
	2014	2013	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$118,221	$125,895	(6.10)%
Net Income available to common shareholders	52,962	48,215	9.85%
Earnings per Basic Share	3.40	3.07	10.82%
Earnings per Diluted Share	3.38	3.04	11.23%

Key Ratios (percent):
Return on Average Assets	1.56%	1.43%	8.99%
Return on Average Tangible Equity	16.49%	16.20%	1.78%
Net Interest Margin	3.98%	4.33%	(8.09)%
Efficiency Ratio	53.72%	55.82%	(3.77)%
Average Shareholders' Equity to Average Assets	11.63%	11.04%	5.30%

Common Stock Data:
Cash Dividends Declared per Share	$1.60	$1.48	8.11%
Market Value per Share:
High	46.95	49.21	(4.59)%
Low	41.20	36.07	14.22%

Price/Earnings Ratio (b)	13.68	15.09	(9.37)%

(a) December 31, 2014 risk-based capital ratios are estimated.
(b) December 31, 2014 price/earnings ratio computed based on annualized fourth quarter 2014 earnings.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.36	23.52	24.03	24.61	36.07	49.21
2014	25.05	25.45	25.52	25.85	41.20	46.95

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89	0.84	3.07
2014	0.87	0.81	0.76	0.95	3.40

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88	0.83	3.04
2014	0.86	0.80	0.76	0.95	3.38

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31,
	2014	2013

Interest Income
Interest and fees on loans	$29,011	$31,901
Interest on investment securities:
Taxable	2,969	2,924
Tax-exempt	302	291
Total Interest Income	32,282	35,116

Interest Expense
Interest on deposits	2,792	2,868
Interest on short-term borrowings	96	94
Interest on long-term debt	153	153
Total Interest Expense	3,041	3,115
Net Interest Income	29,241	32,001
Provision for loan losses	384	1,945
Net Interest Income After Provision for Loan Losses	28,857	30,056

Non-Interest Income
Gains on sale of investment securities	184	671
Service charges	6,750	6,995
Bankcard revenue	3,744	3,403
Insurance commissions	1,238	1,269
Trust and investment management fee income	1,363	1,093
Bank owned life insurance	778	976
Other income	612	541
Total Non-Interest Income	14,669	14,948

Non-Interest Expense
Salaries and employee benefits	12,489	12,910
Occupancy and equipment	2,449	2,529
Depreciation	1,534	1,468
FDIC insurance expense	448	500
Advertising	726	408
Bankcard expenses	891	697
Postage, delivery, and statement mailings	549	521
Office supplies	360	408
Legal and professional fees	552	1,469
Telecommunications	522	581
Repossessed asset losses, net of expenses	27	(72)
Merger related expenses	-	72
Other expenses	2,488	3,390
Total Non-Interest Expense	23,035	24,881
Income Before Income Taxes	20,491	20,123
Income tax expense	5,961	6,877
Net Income Available to Common Shareholders	$14,530	$13,246

Distributed earnings allocated to common shareholders	$5,996	$5,775
Undistributed earnings allocated to common shareholders	8,378	7,352
Net earnings allocated to common shareholders	$14,374	$13,127

Average common shares outstanding	15,096	15,636
Effect of dilutive securities:
Employee stock options and warrants	86	163
Shares for diluted earnings per share	15,182	15,799

Basic earnings per common share	$0.95	$0.84
Diluted earnings per common share	$0.95	$0.83
Dividends declared per common share	$0.40	$0.37

Comprehensive Income	$14,156	$14,429

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Twelve months ended December 31,
	2014	2013

Interest Income
Interest and fees on loans	$116,658	$126,594
Interest on investment securities:
Taxable	11,766	10,697
Tax-exempt	1,142	1,226
Interest on federal funds sold	-	22
Total Interest Income	129,566	138,539

Interest Expense
Interest on deposits	11,012	12,358
Interest on short-term borrowings	342	325
Interest on long-term debt	606	618
Total Interest Expense	11,960	13,301
Net Interest Income	117,606	125,238
Provision for loan losses	4,054	6,848
Net Interest Income After Provision for Loan Losses	113,552	118,390

Non-Interest Income
Gains on sale of investment securities	1,156	764
Service charges	26,583	27,596
Bankcard revenue	15,063	13,521
Insurance commissions	5,978	5,832
Trust and investment management fee income	4,614	3,986
Bank owned life insurance	3,070	3,391
Other income	2,258	2,916
Total Non-Interest Income	58,722	58,006

Non-Interest Expense
Salaries and employee benefits	51,749	51,430
Occupancy and equipment	9,990	9,910
Depreciation	6,087	5,757
FDIC insurance expense	1,647	1,852
Advertising	3,274	2,673
Bankcard expenses	3,373	2,870
Postage, delivery, and statement mailings	2,211	2,220
Office supplies	1,595	1,728
Legal and professional fees	2,049	3,028
Telecommunications	1,876	2,212
Repossessed asset losses, net of expenses	579	646
Merger related expenses	-	5,526
Other expenses	10,611	13,054
Total Non-Interest Expense	95,041	102,906
Income Before Income Taxes	77,233	73,490
Income tax expense	24,271	25,275
Net Income Available to Common Shareholders	$52,962	$48,215

Distributed earnings allocated to common shareholders	$23,984	$23,100
Undistributed earnings allocated to common shareholders	28,416	24,678
Net earnings allocated to common shareholders	$52,400	$47,778

Average common shares outstanding	15,403	15,564
Effect of dilutive securities:
Employee stock options and warrants	85	144
Shares for diluted earnings per share	15,488	15,708

Basic earnings per common share	$3.40	$3.07
Diluted earnings per common share	$3.38	$3.04
Dividends declared per common share	$1.60	$1.48

Comprehensive Income	$54,657	$44,647

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2014	December 31, 2013

Balance at October 1	$391,673	$378,042

Net income	14,530	13,246
Other comprehensive income:
Change in unrealized (loss) gainon securities available-for-sale	1,232	(932)
Change in underfunded pension liability	(1,606)	2,115
Cash dividends declared ($0.40/share) and ($0.37/share), respectively	(6,040)	(5,827)
Issuance of stock award shares, net	326	318
Exercise of 1,000 stock options	26	-
Exercise of 19,028 stock options	-	661
Purchase of 193,943 common shares of treasury	(8,424)	-
Balance at December 31	$391,717	$387,623

	Twelve Months Ended
	December 31, 2014	December 31, 2013

Balance at January 1	$387,623	$333,274

Net income	52,962	48,215
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	3,301	(5,683)
Change in underfunded pension liability	(1,606)	2,115
Cash dividends declared ($1.60/share) and ($1.48/share), respectively	(24,721)	(23,515)
Issuance of stock award shares, net	1,535	1,282
Acquisition of Community Financial Corporation	-	28,508
Exercise of 20,000 stock options	580	-
Exercise of 126,168 stock options	-	3,427
Purchase of 650,799 common shares of treasury	(27,957)	-
Balance at December 31	$391,717	$387,623

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Interest income	$32,282	$32,438	$31,828	$33,018	$35,116
Taxable equivalent adjustment	164	152	151	153	158
Interest income (FTE)	32,446	32,590	31,979	33,171	35,274
Interest expense	3,041	2,968	2,973	2,978	3,115
Net interest income	29,405	29,622	29,006	30,193	32,159
Provision for loan losses	384	1,872	435	1,363	1,945
Net interest income after provision
for loan losses	29,021	27,750	28,571	28,830	30,214

Noninterest income	14,669	14,609	15,139	14,305	14,948
Noninterest expense	23,035	24,325	24,305	23,376	24,881
Income before income taxes	20,655	18,034	19,405	19,759	20,281
Income tax expense	5,961	6,010	6,497	5,803	6,877
Taxable equivalent adjustment	164	152	151	153	158
Net income	$14,530	$11,872	$12,757	$13,803	$13,246

Distributed earnings allocated to common shareholders	$5,996	$6,073	$6,178	$6,224	$5,775
Undistributed earnings allocated to common shareholders	8,378	5,673	6,448	7,439	7,352
Net earnings allocated to common shareholders	$14,374	$11,746	$12,626	$13,663	$13,127

Average common shares outstanding	15,096	15,363	15,556	15,631	15,636

Effect of dilutive securities:
Employee stock options and warrants	86	82	150	165	163

Shares for diluted earnings per share	15,182	15,445	15,706	15,796	15,799

Basic earnings per common share	$0.95	$0.76	$0.81	$0.87	$0.84
Diluted earnings per common share	0.95	0.76	0.80	0.86	0.83

Cash dividends declared per share	0.40	0.40	0.40	0.40	0.37

Net Interest Margin	3.89%	3.95%	3.95%	4.15%	4.33%

Interest Income from Accretion Related to Fair Value Adjustments Recorded as a Result of Acquisition	$1,307	$1,836	$1,494	$2,151	$3,899

Net Interest Margin (excluding accretion)	3.71%	3.71%	3.75%	3.85%	3.81%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Non-Interest Income:
Service charges	$6,750	$6,934	$6,739	$6,160	$6,995
Bankcard revenue	3,744	3,796	3,838	3,685	3,403
Insurance commissions	1,238	1,396	1,319	2,025	1,269
Trust and investment management fee income	1,363	1,103	1,111	1,037	1,093
Bank owned life insurance	778	771	765	756	976
Other income	612	538	549	559	541
Subtotal	14,485	14,538	14,321	14,222	14,277
Gain (loss) on sale of investment securities	184	71	818	83	671
Total Non-Interest Income	$14,669	$14,609	$15,139	$14,305	$14,948

Non-Interest Expense:
Salaries and employee benefits	$12,489	$13,144	$12,977	$13,139	$12,910
Occupancy and equipment	2,449	2,531	2,395	2,615	2,529
Depreciation	1,534	1,542	1,533	1,478	1,468
FDIC insurance expense	448	432	357	410	500
Advertising	726	799	925	824	408
Bankcard expenses	891	843	833	806	697
Postage, delivery and statement mailings	549	557	530	575	521
Office supplies	360	405	420	410	408
Legal and professional fees	552	476	612	409	1,469
Telecommunications	522	510	506	338	581
Repossessed asset (gains) losses, net of expenses	27	31	142	379	(72)
Merger related expenses	-	-	-	-	72
Other expenses	2,488	3,055	3,075	1,993	3,390
Total Non-Interest Expense	$23,035	$24,325	$24,305	$23,376	$24,881

Employees (Full Time Equivalent)	889	908	912	925	923
Branch Locations	82	82	82	82	83

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets
Cash and due from banks	$138,503	$75,999
Interest-bearing deposits in depository institutions	9,725	9,877
Federal funds sold	-	-
Cash and cash equivalents	148,228	85,876

Investment securities available-for-sale, at fair value	254,043	352,660
Investment securities held-to-maturity, at amortized cost	90,786	4,117
Other securities	9,857	13,343
Total investment securities	354,686	370,120

Gross loans	2,652,066	2,606,197
Allowance for loan losses	(20,150)	(20,575)
Net loans	2,631,916	2,585,622

Bank owned life insurance	95,116	92,047
Premises and equipment, net	77,988	82,548
Accrued interest receivable	6,826	6,866
Net deferred tax assets	36,264	42,165
Intangible assets	74,198	75,142
Other assets	35,909	27,852
Total Assets	$3,461,131	$3,368,238

Liabilities
Deposits:
Noninterest-bearing	$545,465	$493,228
Interest-bearing:
Demand deposits	639,932	601,527
Savings deposits	660,727	612,772
Time deposits	1,026,663	1,077,606
Total deposits	2,872,787	2,785,133
Short-term borrowings
Customer repurchase agreements	134,931	137,798
Long-term debt	16,495	16,495
Other liabilities	45,201	41,189
Total Liabilities	3,069,414	2,980,615

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at December 31, 2014 and , December 31, 2013
less 3,345,590 and 2,748,922 shares in treasury, respectively	46,249	46,249
Capital surplus	107,370	107,596
Retained earnings	362,211	333,970
Cost of common stock in treasury	(120,818)	(95,202)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	1,190	(2,110)
Underfunded pension liability	(4,485)	(2,880)
Total Accumulated Other Comprehensive Loss	(3,295)	(4,990)
Total Stockholders' Equity	391,717	387,623
Total Liabilities and Stockholders' Equity	$3,461,131	$3,368,238

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through December 31, 2014	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$1,816	$-	$11	$1,827
Mortgage Backed Securities	274,272	-	1,503	275,775
Municipal Bonds	41,382	-	714	42,096
Pooled Bank Trust Preferreds	22,297	(20,171)	(459)	1,667
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	20,578	(1,015)	(832)	18,731
Money Markets and Mutual Funds	1,525	-	(4)	1,521
Federal Reserve Bank and FHLB stock	9,857	-	-	9,857
Community Bank Equity Positions	3,714	(1,584)	1,082	3,212
Total Investments	$375,441	$(22,770)	$2,015	$354,686

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Residential real estate (1)	$1,294,576	$1,274,062	$1,242,972	$1,212,232	$1,204,450
Home equity - junior liens	145,604	146,965	145,452	144,482	146,090
Commercial and industrial	132,641	130,462	131,627	126,569	148,302
Commercial real estate (2)	1,036,738	1,034,593	1,011,367	1,027,431	1,057,048
Consumer	39,705	41,042	42,858	42,320	46,402
DDA overdrafts	2,802	3,618	3,501	4,001	3,905
Gross Loans	$2,652,066	$2,630,742	$2,577,777	$2,557,035	$2,606,197

Construction loans included in:
(1) - Residential real estate loans	$22,992	$22,426	$20,078	$17,697	$17,337
(2) - Commercial real estate loans	$28,652	$24,875	$24,608	$28,894	$24,026

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in millions)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community") acquisitions.

	Virginia Savings		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion(a)	Deposit(a)	Accretion(a)	Deposit(a)	Total

1Q 2014	$299	$131	$1,628	$93	$2,151
2Q 2014	$284	$135	$1,023	$52	$1,494
3Q 2014	$315	$135	$1,334	$52	$1,836
4Q 2014	187	135	933	52	1,307
2015	458	518	2,239	160	3,375
2016	271	497	1,373	48	2,189
2017	156	-	995	-	1,151

a - 2014 amounts are based on actual results. 2015, 2016 and 2017 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
		2014			2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,427,870	$14,156	3.93%	$1,334,624	$13,949	4.15%
Commercial, financial, and agriculture (2)	1,157,915	13,031	4.46%	1,182,401	15,924	5.34%
Installment loans to individuals (2), (3)	53,321	1,266	9.42%	60,877	1,465	9.55%
Previously securitized loans (4)	***	558	***	***	563	***
Total loans	2,639,106	29,011	4.36%	2,577,902	31,901	4.91%
Securities:
Taxable	322,871	2,969	3.65%	331,134	2,924	3.50%
Tax-exempt (5)	30,775	466	6.01%	28,430	449	6.27%
Total securities	353,646	3,435	3.85%	359,564	3,373	3.72%
Deposits in depository institutions	9,948	-	-	8,194	-	-
Federal funds sold	-	-	-	-	-	0.00%
Total interest-earning assets	3,002,700	32,446	4.29%	2,945,660	35,274	4.75%
Cash and due from banks	138,946			140,269
Bank premises and equipment	78,740			82,738
Other assets	246,502			250,067
Less: Allowance for loan losses	(21,010)			(20,415)
Total assets	$3,445,878			$3,398,319

Liabilities:
Interest-bearing demand deposits	619,736	136	0.09%	597,221	176	0.12%
Savings deposits	642,938	187	0.12%	607,522	218	0.14%
Time deposits (2)	1,030,010	2,469	0.95%	1,086,288	2,474	0.90%
Short-term borrowings	150,205	96	0.25%	145,491	94	0.26%
Long-term debt	16,495	153	3.68%	16,495	153	3.68%
Total interest-bearing liabilities	2,459,384	3,041	0.49%	2,453,017	3,115	0.50%
Noninterest-bearing demand deposits	556,937			517,820
Other liabilities	36,881			41,893
Stockholders' equity	392,676			385,589
Total liabilities and
stockholders' equity	$3,445,878			$3,398,319
Net interest income		$29,405			$32,159
Net yield on earning assets			3.89%			4.33%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Virginia Savings	Community	Total	Virginia Savings	Community	Total
Residential real estate	$66	$94	$160	$154	$298	$452
Commercial, financial, and agriculture	80	751	831	374	2,460	2,834
Installment loans to individuals	41	88	129	33	285	318
Time deposits	135	52	187	121	174	295
	$322	$985	$1,307	$682	$3,217	$3,899

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
		2014			2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,385,798	$55,744	4.02%	$1,304,741	$55,165	4.23%
Commercial, financial, and agriculture (2)	1,154,338	54,197	4.70%	1,154,637	62,679	5.43%
Installment loans to individuals (2), (3)	53,461	4,530	8.47%	64,377	6,219	9.66%
Previously securitized loans (4)	***	2,187	***	***	2,531	***
Total loans	2,593,597	116,658	4.50%	2,523,755	126,594	5.02%
Securities:
Taxable	337,440	11,766	3.49%	330,225	10,697	3.24%
Tax-exempt (5)	28,464	1,757	6.17%	30,635	1,885	6.15%
Total securities	365,904	13,523	3.70%	360,860	12,582	3.49%
Deposits in depository institutions	9,205	-	-	8,116	-	-
Federal funds sold	-	-	0.00%	13,052	22	0.17%
Total interest-earning assets	2,968,706	130,181	4.39%	2,905,783	139,198	4.79%
Cash and due from banks	130,183			154,983
Bank premises and equipment	80,459			82,168
Other assets	246,616			255,544
Less: Allowance for loan losses	(21,148)			(20,127)
Total assets	$3,404,816			$3,378,351

Liabilities:
Interest-bearing demand deposits	614,489	615	0.10%	603,844	712	0.12%
Savings deposits	632,510	784	0.12%	599,574	866	0.14%
Time deposits (2)	1,046,925	9,613	0.92%	1,103,945	10,782	0.98%
Short-term borrowings	133,769	342	0.26%	127,679	325	0.25%
Long-term debt	16,495	606	3.67%	16,495	618	3.75%
Total interest-bearing liabilities	2,444,188	11,960	0.49%	2,451,537	13,303	0.54%
Noninterest-bearing demand deposits	531,061			514,210
Other liabilities	33,624			39,502
Stockholders' equity	395,943			373,102
Total liabilities and
stockholders' equity	$3,404,816			$3,378,351
Net interest income		$118,221			$125,895
Net yield on earning assets			3.98%			4.33%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Twelve Ended December 31, 2014			Twelve Months Ended December 31, 2013
	Virginia Savings	Community	Total	Virginia Savings	Community	Total
Residential real estate	$427	$457	$884	$970	$805	$1,775
Commercial, financial, and agriculture	504	3,900	4,404	2,397	7,861	10,258
Installment loans to individuals	154	561	715	145	1,241	1,386
Time deposits	535	250	785	542	682	1,224
	$1,620	$5,168	$6,788	$4,054	$10,589	$14,643

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2014 (a)	2014	2014	2014	2013

Tier I Capital:
Stockholders' equity	$391,717	$391,673	$397,231	$393,750	$387,623
Goodwill and other intangibles	(74,011)	(74,247)	(74,483)	(74,719)	(74,955)
Accumulated other comprehensive loss	3,295	2,921	2,509	4,214	4,990
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	-	-	-	-
Excess deferred tax assets	(3,334)	(3,131)	(4,019)	(6,508)	(8,800)
Total tier I capital	$333,667	$333,216	$337,238	$332,737	$324,859

Total Risk-Based Capital:
Tier I capital	$333,667	$333,216	$337,238	$332,737	$324,859
Qualifying allowance for loan losses	20,150	20,487	20,536	21,044	20,575
Unrealized gain on securities	560	630	605	786	606
Total risk-based capital	$354,377	$354,333	$358,379	$354,567	$346,040

Net risk-weighted assets	$2,493,078	$2,493,938	$2,464,081	$2,450,949	$2,499,591

Ratios:
Average stockholders' equity to average assets	11.40%	11.78%	11.71%	11.64%	11.35%
Tangible capital ratio	9.37%	9.58%	9.80%	9.60%	9.49%
Risk-based capital ratios:
Tier I capital	13.38%	13.36%	13.69%	13.58%	13.00%
Total risk-based capital	14.21%	14.21%	14.54%	14.47%	13.84%
Leverage capital	9.91%	10.07%	10.15%	10.07%	9.80%

(a) December 31, 2014 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Intangibles, net	$74,198	$74,434	$74,670	$74,906	$75,142
Intangibles amortization expense	236	236	236	236	260

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Balance at beginning of period	$20,487	$20,536	$21,044	$20,575	$20,606

Charge-offs:
Commercial and industrial	(7)	325	1	4	268
Commercial real estate	260	696	587	382	1,384
Residential real estate	414	605	316	427	583
Home equity	21	142	38	108	17
Consumer	17	49	38	84	128
DDA overdrafts	363	390	321	341	381
Total charge-offs	1,068	2,207	1,301	1,346	2,761

Recoveries:
Commercial and industrial	4	4	18	63	33
Commercial real estate	19	11	53	30	116
Residential real estate	96	28	39	24	97
Home equity	-	-	-	-	-
Consumer	32	43	53	76	85
DDA overdrafts	196	200	195	259	454
Total recoveries	347	286	358	452	785

Net charge-offs	721	1,921	943	894	1,976
Provision for (recovery of) acquired loans	148	(3)	150	(12)	507
Provision for loan losses	236	1,875	285	1,375	1,438
Balance at end of period	$20,150	$20,487	$20,536	$21,044	$20,575

Loans outstanding	$2,652,066	$2,630,742	$2,577,777	$2,557,035	$2,606,197
Average loans outstanding	2,639,106	2,600,142	2,563,601	2,570,719	2,577,902
Allowance as a percent of loans outstanding	0.76%	0.78%	0.80%	0.82%	0.79%
Allowance as a percent of non-performing loans	128.10%	112.61%	106.86%	100.09%	90.25%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.11%	0.30%	0.15%	0.14%	0.31%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.08%	0.27%	0.13%	0.13%	0.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Nonaccrual loans	$15,307	$17,384	$18,423	$20,593	$22,363
Accruing loans past due 90 days or more	423	809	794	432	436
Total non-performing loans	15,730	18,193	19,217	21,025	22,799
Other real estate owned	8,180	9,162	9,129	9,538	8,470
Total non-performing assets	$23,910	$27,355	$28,346	$30,563	$31,269

Non-performing assets as a percent of loans and
other real estate owned	0.90%	1.04%	1.10%	1.19%	1.20%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)
	Originated
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Residential real estate	$5,164	$5,276	$5,794	$4,118	$4,850
Home equity - junior liens	746	751	926	638	921
Commercial and industrial	310	188	25	77	-
Commercial real estate	479	938	443	789	668
Consumer	197	58	80	63	182
DDA overdrafts	318	592	281	196	393
Total past due loans	$7,214	$7,803	$7,549	$5,881	$7,014

	Acquired
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Residential real estate	$714	$500	$873	$813	$1,014
Home equity - junior liens	2	16	3	21	-
Commercial and industrial	143	96	58	127	80
Commercial real estate	2,372	2,972	2,110	3,789	10,689
Consumer	221	162	374	397	695
DDA overdrafts	-	-	-	-	-
Total past due loans	$3,452	$3,746	$3,418	$5,147	$12,478

	Total
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Residential real estate	$5,878	$5,776	$6,667	$4,931	$5,864
Home equity - junior liens	748	767	929	659	921
Commercial and industrial	453	284	83	204	80
Commercial real estate	2,851	3,910	2,553	4,578	11,357
Consumer	418	220	454	460	877
DDA overdrafts	318	592	281	196	393
Total past due loans	$10,666	$11,549	$10,967	$11,028	$19,492

Total past due loans as a percent of loans outstanding	0.40%	0.44%	0.43%	0.43%	0.75%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Residential real estate	$18,492	$18,040	$19,212	$18,940	$20,345
Home equity - junior liens	2,688	2,821	2,858	2,866	2,873
Commercial and industrial	73	77	86	84	88
Commercial real estate	2,263	2,270	2,281	1,854	1,783
Consumer	-	-	-	-	-
Total	$23,516	$23,208	$24,437	$23,744	$25,089

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Purchased Credit Impaired Loans
(Unaudited) ($ in 000s)

	Virginia Savings Acquisition
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Contractual required principal and interest	2,407	3,481	3,735	3,821	3,932
Carrying value	1,964	2,987	3,098	3,102	3,182

	Community Acquisition
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Contractual required principal and interest	23,277	24,147	27,394	30,476	38,566
Carrying value	15,365	15,518	17,902	19,986	26,330